UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

      On September 18, 2003, Jabil Circuit, Inc. issued a press release announcing its results of operations for the fourth quarter and fiscal year ended August 31, 2003. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

      The information furnished herewith pursuant to Item 12 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

By: /s/ Chris A. Lewis

Chris A. Lewis, Chief Financial Officer

Date: September 18, 2003

EXHIBIT INDEX

99.1	Press Release dated September 18, 2003.